EXHIBIT 1


                             JOINT FILING AGREEMENT
                                       AND
                                POWER OF ATTORNEY
                                -----------------

          This Joint Filing Agreement and Power of Attorney, dated as of April 13, 1999, (this "Agreement") is by and among Robert A. Alter, Charles L. Biederman, Randy C. Hulce and Douglas C. Sutten and each other person or entity which shall execute and deliver a counterpart of the Agreement after the date hereof (each such person or entity, a "Reporting Person" and collectively, the "Reporting Persons"). Certain of the Reporting Persons are or may be in the future the beneficial owners of $0.01 par value per share of Common Stock (the "Common Stock") of Sunstone Hotel Investors, Inc., a Maryland corporation (the "Company").

          One or more of the Reporting Persons may now or in the future be required to file statements or reports with the Securities and Exchange Commission (the "Commission") in respect of the Common Stock, pursuant to
Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the "Act") and the rules and regulations thereunder (each such statement or report, an "SEC Filing").

     1. Joint Filing Agreement. The Reporting Persons hereby agree that any SEC Filing (including, without limitation, any statement on Schedule 13D), filed with the Commission by any Reporting Person in respect of the Company is, and any amendment thereto filed by any Reporting Person will be, filed on behalf of each Reporting Person named in such SEC Filing or amendment.

     2. Power of Attorney. Each Reporting Person hereby constitutes and appoints Robert A. Alter and Charles L. Biederman (together "Attorney-in-Fact"), and each of them, its or his true and lawful attorney-in-fact, with full powers of substitution and resubstitution, for it or him and in its or his name, place and stead, in any and all capacities, to sign any SEC Filing (including, without limitation, any statement on Schedules 13D, Schedules 13E-3 and Initial Statements of Beneficial Ownership of Securities on Forms 3, 4 and 5 with respect to the Common Stock), relating to the Company, and any and all amendments thereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, granting unto each of said Attorneys-in-Fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that each of said Attorneys-in-Fact or his or her substitute may lawfully do or cause to be done by virtue hereof.

     3. Miscellaneous. (i) Each Reporting Person shall be responsible for the timely filing of the SEC Filing and any amendments thereto, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other Reporting Person contained therein, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

     (ii) This Agreement shall continue unless terminated by any Reporting Person hereto. Termination by one Reporting Person shall not constitute termination of this Agreement by any of the other Reporting Person.

     (iii) Each Attorney-in-Fact and Steven L. Lichtenfeld, Esq., of Battle Fowler, LLP, 75 East 55th Street, New York, New York 10022, is hereby designated as the person authorized to receive notices and communications with respect to any SEC Filing and any amendments thereto.

     (iv) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     (v)  This  Agreement  may  be  executed   simultaneously  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                      [Signature Page immediately follows]




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         SIGNATURE PAGE TO JOINT FILING AGREEMENT AND POWER OF ATTORNEY



          IN WITNESS WHEREOF, the undersigned have duly executed this Agreement pursuant to the requirements of the Act as of the date first written above.


                                        /s/  Robert A. Alter
                                        ---------------------------------------
                                        Robert A. Alter


                                        /s/  Charles L. Biederman
                                        ---------------------------------------
                                        Charles L. Biederman


                                        /s/  Randy C. Hulce
                                        ---------------------------------------
                                        Randy C. Hulce


                                        /s/  Douglas C. Sutten
                                        ---------------------------------------
                                        Douglas C. Sutten